Exhibit 99.1

Hemisphere Media Group Announces First Quarter 2022 Financial Results

30% Increase in Net Revenue, Driven by 61% Increase in Subscriber Revenue

MIAMI, FL — (May 10, 2022) — Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere” or the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms, today announced financial results for the first quarter ended March 31, 2022.

President and Chief Executive Officer of Hemisphere, Alan Sokol, said “We reported solid first quarter results, as we posted a 30% increase in net revenues. WAPA once again delivered strong results with growth in both advertising and retransmission revenues, and the channel has marked yet another quarter of market leading ratings. We have successfully expanded our distribution with launches on virtual MVPDS, including our recent launch on FuboTV and our launch on YouTube TV today, May 10, 2022. Subsequent to quarter end, Pantaya continued to grow its subscriber base, with currently over one million subscribers.”

Financial Results for the Three Months Ended March 31, 2022

Net revenues were $48.8 million for the three months ended March 31, 2022, an increase of $11.2 million, or 30%, as compared to $37.6 million for the comparable period in 2021 due to an increase in our subscriber revenue. Subscriber revenue increased $12.3 million, or 61%, primarily due to the inclusion of Pantaya, as well as growth in retransmission revenue, offset in part by a decline in U.S. pay television subscribers. Advertising revenue was up slightly due to an increase in advertising revenue at WAPA, offset by a decrease in advertising revenue at our U.S. cable networks. Other revenue decreased $1.1 million driven by the timing of licensing of our content to third parties.

Operating expenses for the three months ended March 31, 2022, were $54.5 million, an increase of 68%, as compared to $32.5 million for the comparable period in 2021. The increase is primarily due to the inclusion of Pantaya’s expenses, primarily programming, marketing, streaming delivery, personnel costs, and third-party distribution fees, as well as higher non-cash charges related to the amortization of intangible assets, offset in part by expenses incurred in the prior year period in connection with the acquisition of Pantaya.

Net loss attributable to Hemisphere Media Group, Inc. was $13.2 million for the three months ended March 31, 2022, as compared to net income of $33.4 million for the same period in 2021. The decrease was primarily due to a $30.1 million one-time non-cash gain recognized on the existing 25% equity interest in Pantaya upon the step acquisition of the remaining 75% equity interest on March 31, 2021.

Adjusted EBITDA was $4.4 million for the three months ended March 31, 2022, as compared to Adjusted EBITDA of $15.7 million for the same period in 2021. The decrease was primarily due to investment in marketing and content at Pantaya, which is in growth and investment mode.

As of March 31, 2022, the Company had $251.6 million in debt and $37.3 million of cash. The Company’s gross leverage ratio was approximately 6.8x, and net leverage ratio was approximately 5.8x.

During the three months ended March 31, 2022, the Company funded $0.3 million into Canal 1 and $1.4 million in capital expenditures.

The following tables set forth the Company's financial performance for the three months ended March 31, 2022 and 2021, as well as select financial data as of March 31, 2022 and December 31, 2021:

HEMISPHERE MEDIA GROUP, INC.

Comparison of Consolidated Operating Results

(amounts in thousands)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net revenues	$48,799	$37,577
Operating expenses:
Cost of revenues	15,125	11,779
Selling, general and administrative	30,658	11,391
Depreciation and amortization	7,629	2,665
Other expenses	1,118	6,728
Gain from FCC spectrum repack and other	(46)	(52)
Total operating expenses	54,484	32,511

Operating (loss) income	(5,685)	5,066

Other (expense) income:
Interest expense and other, net	(3,164)	(2,358)
(Loss) gain on equity method investment activity	(4,772)	32,609
Other expense, net	-	(668)
Total other (expense) income	(7,936)	29,583
(Loss) income before income taxes	(13,621)	34,649

Income tax benefit (expense)	393	(1,268)
Net (loss) income	$(13,228)	$33,381

Net income attributable to noncontrolling interests	-	(23)
Net (loss) income attributable to Hemisphere Media Group, Inc.	$(13,228)	$33,358

Net (loss) income attributable to Hemisphere Media Group, Inc.	$(13,228)	$33,358
Add (Deduct):
Net income attributable to noncontrolling interests	-	23
Income tax (benefit) expense	(393)	1,268
Other expense, net	-	668
Loss (gain) on equity method investment activity	4,772	(32,609)
Interest expense and other, net	3,164	2,358
Gain from FCC spectrum repack and other	(46)	(52)
Transaction and non-recurring expenses	1,145	6,728
Depreciation and amortization	7,629	2,665
Stock-based compensation	1,374	1,305
Adjusted EBITDA	$4,417	$15,712

Selected Financial Data:

   (amounts in thousands)

	As of		As of
	March 31, 2022		December 31, 2021
	(Unaudited)		(Audited)
Cash	$37,329		$49,477
Debt (a)	$251,624		$252,288

Leverage ratio (b):	6.8	x	5.2	x
Net leverage ratio (c):	5.8	x	4.2	x

(a) Represents the aggregate principal amount of the debt.

(b) Represents the sum of gross debt divided by Adjusted EBITDA for the last twelve months, including Pantaya’s operating results as of the acquisition date.

(c) Represents gross debt less cash divided by Adjusted EBITDA for the last twelve months, including Pantaya’s operating results as of the acquisition date. This ratio differs from the calculation contained in the Company's amended term loan.

The following table presents estimated cable television subscriber information (unaudited):

	Subscribers (a) (amounts in thousands)
	March 31, 2022	December 31, 2021	March 31, 2021
U.S. Cable Networks:
WAPA America (b)	3,205	3,306	3,567
Cinelatino	3,329	3,445	3,758
Pasiones	3,583	3,690	4,011
Centroamerica TV	3,066	3,172	3,441
Television Dominicana	2,121	2,164	2,249
Total	15,304	15,777	17,026

Latin America Cable Networks:
Cinelatino	13,591	13,678	13,978
Pasiones	15,477	15,383	15,159
Total	29,068	29,061	29,137

(a)   Amounts presented are based on most recent remittances received from our Distributors as of the respective dates shown above, which are typically two months prior to the dates shown above.

(b)   Excludes digital basic subscribers.

Non-GAAP Reconciliations

Within Hemisphere’s first quarter 2022 press release, Hemisphere makes reference to the non-GAAP financial measure, “Adjusted EBITDA.” Whenever such information is presented, Hemisphere has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. When presenting Adjusted EBITDA, Hemisphere’s management adds back (deducts) from net (loss) income attributable to Hemisphere Media Group, Inc., net income attributable to non-controlling interest, depreciation expense, amortization of intangibles, gain from FCC spectrum repack and other, other expense, net, loss (gain) on equity method investment activity, interest expense and other, net, transaction and non-recurring expenses, income tax (benefit) expense, and stock-based compensation. The specific reasons why Hemisphere’s management believes that the presentation of this non-GAAP financial measure provides useful information to investors regarding Hemisphere’s financial condition, results of its operations and cash flows has been provided in the Form 8-K filed in connection with this press release. A reconciliation of net (loss) income attributable to Hemisphere Media Group, Inc. to Adjusted EBITDA can be found above in the table that sets forth Hemisphere’s financial performance for the three months ended March 31, 2022 and 2021.

Proposed Transactions

On May 9, 2022, the Company announced that it has entered into a definitive agreement to be acquired for $7.00 per share in cash by a subsidiary of Gato Investments LP (“Gato”), a portfolio investment of Searchlight Capital Partners, L.P. (“Searchlight”). The offer price per share of common stock represents a premium of approximately 86% over Hemisphere's closing share price on May 6, 2022, the last trading day prior to announcement and a premium of approximately 63% over the 30-day volume weighted average share price for the period ended May 6, 2022. Upon completion of the transaction, Hemisphere will become a private company wholly-owned by Gato.

Concurrently with the entry into the definitive agreement with Gato, Hemisphere entered into a separate agreement to sell Pantaya, the leading Spanish language streaming platform in the U.S., to TelevisaUnivision in exchange for cash plus certain Puerto Rican radio assets including WKAQ AM and KQ105 FM currently owned by TelevisaUnivision. The TelevisaUnivision transaction is subject to customary closing conditions. Hemisphere contemplates using the net cash proceeds from the TelevisaUnivision transaction to promptly prepay Hemisphere's outstanding senior secured term loans.

A special committee (the “Special Committee”) of the Board of Directors of Hemisphere (the “Board”), comprised solely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of Hemisphere and its disinterested shareholders. Acting upon the recommendation of the Special Committee, the members of the Board unanimously approved the transaction and recommends that shareholders vote in favor of the transaction.

The merger agreement includes a 30-day “go-shop” period expiring June 7, 2022, during which Hemisphere may actively solicit and consider alternative acquisition proposals. There can be no assurances that the “go-shop” process will result in a superior proposal, and Hemisphere does not intend to communicate developments regarding the process unless and until Hemisphere determines that additional disclosure is required or desirable.

The merger is expected to close in the third quarter of 2022, subject to the satisfaction of customary closing conditions, including approval by Hemisphere stockholders, receipt of certain regulatory approvals and the consummation of the TelevisaUnivision transaction.

Conference Call

In light of the above proposed transactions, as is customary during the pendency of an acquisition, Hemisphere will not be hosting a conference call in conjunction with its first quarter 2022 earnings release. For further detail and discussion of our financial performance, please refer to our upcoming quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Forward-Looking Statements

Statements in this press release and oral statements made from time to time by representatives of Hemisphere may contain certain statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed acquisition of the Company by Gato, the impact of the acquisition of Pantaya on the Company’s business and financial performance, Pantaya’s subscriber growth prospects, the Company’s business plans, and the U.S. Hispanic population growth. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, either nationally or in the local markets in which Hemisphere operates, Puerto Rico’s uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market, the effects of extreme weather and climate events on Hemisphere’s business as well as Hemisphere’s counterparties, customers, employees, third-party vendors and suppliers, changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription and advertising video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on advertising and affiliate revenue, short and long-term migration shifts in Puerto Rico, Hemisphere’s ability to timely and fully recover proceeds under our insurance policies and Hemisphere’s ability to successfully integrate acquired assets, in particular, Pantaya, and achieve anticipated synergies, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in Hemisphere’s reports filed with the Securities and Exchange Commission (“SEC”), including Hemisphere’s quarterly reports on Form 10-Q and its annual report on Form 10-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We may also be faced with unforeseen risks and uncertainties related to the proposed acquisition of the Company by Gato. These risks, uncertainties and other factors include, but are not limited to, (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (HMTV) is the only publicly traded pure-play U.S. media company targeting the high-growth U.S. Hispanic and Latin American markets with leading television, streaming and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, the leading broadcast television network in Puerto Rico, the leading Spanish-language subscription streaming service in the U.S., a Spanish-language content distribution company and has an ownership interest in a leading broadcast television network in Colombia.

Contact:

Edelman Financial Communications for Hemisphere Media Group

Danielle O‘Brien

917-444-6325

Danielle.obrien@edelman.com